As filed with the Securities and Exchange Commission on November 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	98-1356880
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

7 Straits View #12-00, Marina One East Tower
Singapore	018936
(Address of Principal Executive Offices)	(Zip Code)

Wave Life Sciences Ltd. 2019 Employee Share Purchase Plan, as amended

(Full title of the plan)

CT Corporation

155 Federal Street, Suite 700

Boston, MA 02110

(617) 757-6400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq.	Linda Rockett, Esq.
John T. Rudy, Esq.	Senior Vice President, General Counsel
John P. Condon, Esq.	Wave Life Sciences Ltd.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	c/o 733 Concord Avenue
One Financial Center	Cambridge, MA 02138
Boston, MA 02111	(617) 949-2900
(617) 542-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 2,000,000 additional ordinary shares of Wave Life Sciences Ltd. (the “Registrant”) reserved under the Wave Life Sciences Ltd. 2019 Employee Share Purchase Plan, as amended (the “2019 Plan”), representing an increase of 2,000,000 ordinary shares reserved under the 2019 Plan effective August 1, 2023. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-234519) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2019 (File No. 333-234519) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 23, 2023 (File No. 001-37627) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Amendment No.  1 to the Annual Report on Form 10-K/A filed on April 28, 2023 (File No. 001-37627) under the Exchange Act, and Amendment No.  2 to the Annual Report on Form 10-K/A filed on May 5, 2023 (File No.  001-37627) under the Exchange Act.

(b) The portions of the Registrant’s definitive proxy statement on Schedule 14A filed on June 26, 2023 (File No. 001-37627) that are deemed “filed” with the Commission under the Exchange Act.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March  31, 2023 filed on May 3, 2023 (File No. 001-37627) under the Exchange Act, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June  30, 2023 filed on August 3, 2023 (File No. 001-37627) under the Exchange Act, and the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September  30, 2023 filed on November 9, 2023 (File No. 001-37627) under the Exchange Act.

(d) The Registrant’s Current Reports on Form 8-K filed on January 30, 2023, May  23, 2023, August  7, 2023, and September 28, 2023 (File No. 001-37627) under the Exchange Act (in each case, except for information contained therein which is furnished rather than filed).

(e) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed on November 9, 2015 (File No. 001-37627) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(f) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1*	Constitution (formerly known as Memorandum of Association and Articles of Association).

4.2**	Form of Specimen Ordinary Share Certificate.

4.3.1***	Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of August 14, 2015.

4.3.2****	Amendment No. 1 to Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of November 8, 2018.

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4.4*****	Share Purchase Agreement by and between the Registrant and C.P. Pharmaceuticals International C.V., dated as of May 5, 2016.

4.5******	Investor Agreement by and among the Registrant and Takeda Pharmaceutical Company Limited, dated as of April 2, 2018.

4.6*******	Share Purchase Agreement by and between the Registrant and Takeda Pharmaceutical Company Limited, dated as of February 19, 2018.

4.7********	Investor Agreement by and between the Registrant and Glaxo Group Limited, dated as of January 26, 2023.

4.8*********	Share Purchase Agreement by and between the Registrant and Glaxo Group Limited, dated as of December 13, 2022.

4.9**********	Form of Pre-Funded Warrant.

5.1	Opinion of WongPartnership LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of WongPartnership LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1@+	Wave Life Sciences Ltd. 2019 Employee Share Purchase Plan, as amended.

107	Filing Fee Table.

*

Previously filed as Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on November 10, 2015 and incorporated herein by reference.

**

Previously filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on November 6, 2015 and incorporated herein by reference.

***	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on October 9, 2015 and incorporated herein by reference.
****	Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2018 and incorporated herein by reference.
*****

Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on August 15, 2016 and incorporated herein by reference. Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

******	Previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 9, 2018 and incorporated herein by reference.
*******	Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 9, 2018 and incorporated herein by reference.
********	Previously filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.
*********	Previously filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.
**********	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Commission on June 14, 2022 and incorporated herein by reference.
+	Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Commission on August 7, 2023 and incorporated herein by reference.
@	Management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on November 9, 2023.

Wave Life Sciences Ltd.

By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Bolno, M.D., MBA and Kyle Moran, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul B. Bolno, M.D., MBA	President, Chief Executive Officer and Director	November 9, 2023
Paul B. Bolno, M.D., MBA	(Principal Executive Officer)

/s/ Kyle Moran	Chief Financial Officer	November 9, 2023
Kyle Moran	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christian Henry	Chairman of the Board	November 9, 2023
Christian Henry

/s/ Mark H. N. Corrigan, M.D.	Director	November 9, 2023
Mark H. N. Corrigan, M.D.

/s/ Peter Kolchinsky, Ph.D.	Director	November 9, 2023
Peter Kolchinsky, Ph.D.

/s/ Adrian Rawcliffe	Director	November 9, 2023
Adrian Rawcliffe

/s/ Ken Takanashi	Director	November 9, 2023
Ken Takanashi

/s/ Aik Na Tan	Director	November 9, 2023
Aik Na Tan

/s/ Gregory L. Verdine, Ph.D.	Director	November 9, 2023
Gregory L. Verdine, Ph.D.

/s/ Heidi L. Wagner, J.D.	Director	November 9, 2023
Heidi L. Wagner, J.D.

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